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                                                     Exhibit 23(ii)
                                                     --------------





                      CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in this registration statement of PacTel Corporation on Form S-8 related to the PacTel Corporation 1993 Long-Term Stock Incentive Plan of our report dated August 18, 1993 (except for notes B, E, I, L, M, N, and R as to which the date is November 2, 1993), on our audits of the financial statements and financial statement schedules of PacTel Corporation and Subsidiaries, appearing in the registration statement on Form S-1 (SEC File No. 33-68012) of PacTel Corporation filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.




                                      /s/ Coopers & Lybrand
San Francisco, California
January 17, 1994